Exhibit 13.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Hoi Ki, LEUNG, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Phoenix Asia Holdings Limited for the fiscal year ended March 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Phoenix Asia Holdings Limited.

Date: August 12, 2025	/s/ Hoi Ki, LEUNG
Hoi Ki, LEUNG
Chief Financial Officer
(Principal Accounting and Financial Officer)